Execution Copy

LOAN EXTENSION AND ADDITIONAL FUNDING AGREEMENT

This LOAN EXTENSION AND ADDITIONAL FUNDING AGREEMENT (this “Agreement”) is dated as of June 30, 2011, by and between Umami Sustainable Seafood Inc., a Nevada corporation, trading on the OTC Bulletin Board under the symbol “UMAM” (the “Borrower”), and the undersigned individuals (each a “Purchaser”, and collectively, the “Purchasers).

Terms not otherwise defined herein shall have the meaning ascribed to such terms in any of the following agreements, as applicable: (i) the Note Purchase Agreement, by and between the Borrower and the Purchasers, dated as of June 3, 2011 (the “Purchase Agreement”); (ii) the form of Senior Secured Bridge Notes, which form was executed by the Borrower on even date with the Purchase Agreement, and payable to the order of each Purchaser in the stated Principal Amount, as defined therein (the “Original Notes”); (iii) the form of the Pledge Agreement, by and between the Purchasers and Baja Aqua-Farms S.A. de C.V. (“Baja”), a subsidiary of the Borrower, which form was executed by the Purchasers and Baja on June 6, 2011, pledging in favor of the Purchasers the Inventory as defined therein and subject to terms and conditions specified therein (the “Baja Subsidiary Security Agreement”); or (iv) the form of the Pledge and Security Agreement, by and between the Purchasers and Atlantis Group HF, an Icelandic company (“Atlantis”), which form was executed by the Purchasers and Atlantis on even date with the Purchase Agreement and the Original Notes, pledging as security in favor of the Purchasers an aggregate amount of 6,000,000 shares of capital stock of the Borrower owned by Atlantis subject to terms and conditions specified therein (the “Atlantis Pledge Agreement’); the foregoing pledge and security agreements described in this paragraph, together with the Purchase Agreement, the Original Notes, and those certain Subordination Agreements, dated as of even date with the Purchase Agreement the Original Notes, the Baja Security Agreement, and the Atlantis Pledge Agreement, hereinafter referred to as the “Loan Documents”).

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement the Borrower obtained a loan from the Purchasers in the aggregate principal amount of $2,000,000 (the “Loan”);

WHEREAS, the Loan is evidenced by the Purchase Agreement and the Original Notes;

WHEREAS, the obligations of Borrower under the Purchase Agreement are secured by: (i) the pledges of 6,000,000 shares of capital stock of the Borrower owned by Atlantis, subject to terms and conditions specified in the Atlantis Pledge Agreement; and (ii) a first priority perfected security interest in and lien on the Baja Inventory as defined under the Baja Security Agreement, subject to terms and conditions specified therein.

WHEREAS, (i) the Maturity Date of the Original Notes is June 30, 2011 (the “Original Maturity Date”); (ii) on the Original Maturity Date, all outstanding principal and any accrued and unpaid interest due and owing under each Original Note is to be immediately paid by Borrower to the respective Purchaser, and (iii) each Purchaser has the sole discretion to extend the Original Maturity Date with respect to his respective Original Note;

WHEREAS, the Borrower seek the Purchasers’ consent to effectively modify and extend the Original Maturity Date of the Original Notes to September 30, 2011 (the “Amended Maturity Date”) by exchanging the Original Notes for new amended and restated notes (the “Amended and Restated Notes”) in the form attached hereto as Exhibit A, and the Purchasers, upon and subject to all covenants, terms and conditions provided herein and in the Amended and Restated Notes, and on the basis of the facts and statements contained in the foregoing recitals, are willing to consent to such exchange and the Amended Maturity Date; and

WHEREAS, in addition to the Amended Maturity Date, the Borrower seek to induce the Purchasers to advance additional funds to the Borrower, as more fully set forth herein, and the Purchasers, upon and subject to all covenants, terms and conditions provided herein and in the Amended and Restated Notes, and on the basis of the facts and statements contained in the foregoing recitals, are willing to provide such additional funds;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers, and the Borrower agree as follows:

1.         Sale and Purchase of the Amended and Restated Notes.  Subject to all covenants, terms and conditions provided herein and in the Amended and Restated Notes, the Borrower shall sell and issue to the Purchasers, and the Purchasers shall purchase from the Borrower, the Amended and Restated Notes in the aggregate principal amount of $5,624,320.00 (the “Amended Principal Amount”) for an aggregate purchase price of $5,000,000.00, of which: (x) $3,000,000.00 is being paid to the Borrower in cash, and (y) $2,000,000.00 is being paid in the form of tender and cancellation of the Original Notes.

2.         Extension; Binding Effect.

a.
All references to the Original Notes in the Loan Documents are hereby changed to refer to the Amended and Restated Notes, and all references to the Original Maturity Date in the Loan Documents are hereby changed to refer to the Amended Maturity Date;

b.
The Borrower and each of the undersigned entities hereby acknowledge that (x) all Loan Documents are in full force and effect as of the date hereof, and (y) all of the pledge, security and subordination obligations under the Loan Documents, as applicable to the undersigned entity pursuant to the applicable Atlantis Pledge Agreement, Baja Security Agreement and/or Subordination Agreements, shall continue to apply to the Amended and Restated Notes and the obligations thereunder until the full repayment of the Amended Principal Amount and any other obligations under the Amended and Restated Notes by or on behalf of the Borrower.

3.         Payment and Interest Rate.

a.	The Amended Principal Amount shall be due and payable on the Amended Maturity Date.

b.
For the avoidance of any doubts, in the event that any of the foregoing payments or the payments due pursuant to Section 4 below are not made when due, such overdue amounts shall bear interest at a default rate as set forth in the Amended and Restated Notes.

4.         Proceeds of Inventory Sale.      In the event the Inventory (or any part of it) is sold to any third party prior to the Amended Maturity Date, at least 70% of the net proceeds of any such sale (cash or other property received) shall be immediately applied toward repayment of the remaining principal amount under the Amended and Restated Notes.

5.         Amended Collateral.     No later than July 11, the Borrower shall deliver to the Purchasers the Amendment to the Pledge Agreement (the “Amendment to the Baja Subsidiary Security Agreement”), substantially in the form attached hereto as Exhibit B, entered into by Baja, adding to the Covered Collateral, Blue Fin Tuna with a total estimated weight of 225 metric tons (the Covered Collateral together with such addition, the “Amended Collateral”), of which: (x) 150 metric tons is confined in the following feedlots: T11-10, T12-10A, T15-10A and T22-10, and (y) 75 metric tons shall be confined in the feedlots to be listed in the Amendment to the Baja Subsidiary Security Agreement.  Borrower hereby covenants that the Amended Collateral shall be in compliance with Section 3.2 of the Purchase agreement.

6.         Fees and Expenses.  The Borrower shall reimburse Purchasers for all of Purchasers’ reasonable legal fees and other out-of-pocket expenses incurred in connection with the preparation and negotiation of this Agreement and any due diligence expenses (including travel expenses by the Purchasers, whether such travel occurred before or after the date hereof). Failure to make such reimbursement within 4 business days of presentment of invoices shall constitute an Event of Default.

7.         Representations and Warranties; Other Deliverables.

(a)              Borrower, by execution of this Agreement, hereby acknowledges, that each of the representations and warranties of Borrower contained in the Purchase Agreement, shall be true and correct in all respects at and as of the date hereof (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all respects as of such date), as though such representation or warranty were made as of such date.

(b)              Borrower is concurrently herewith delivering to the Purchasers a certificate of the Chief Executive Officer of the Borrower certifying as to (i) the accuracy of Section 7(a), and (ii) Section 8 hereof.

(c)              Borrower is concurrently herewith delivering to the Purchasers copies of a unanimous written consent of the Board of the Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Amended and Restated Notes by the Borrower.

(b)              Within three (3) business days after the date hereof, the Borrower shall deliver to the Purchasers an opinion from Loeb & Loeb LLP, as New York counsel for the Company, dated as of the date hereof, as to the validity and enforceability of this Agreement, and from Lionel Sawyer & Collins, as Nevada counsel for the Company, an opinion, dated as of the date hereof, as to the due authorization, execution and delivery of this Agreement.

8.         No Defaults.     Borrower, by execution of this Agreement, hereby represents and warrants that as of the date hereof, no Event of Default has occurred or is continuing.

9.         Amendment and Waiver.  No term, covenant, agreement or condition of this Agreement may be amended unless in a writing and executed by all of the parties hereto.  No waiver of any term, covenant, agreement or condition of this Agreement by a party shall be effective unless in a writing executed by the waiving party.

10.         Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the assignment of the rights and obligations of the Borrower hereunder shall be subject to the restrictions on transfers and assignments contained in the Loan Documents.

11.         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

12.         Integration and Severability.  This Agreement, taken together with the Loan Documents and the Amended and Restated Notes, embodies the entire agreement and understanding among the Purchasers, and the Borrower with respect to the matters addressed herein, and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

13.         Conflict with Existing Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement or in the Amended and Restated Notes, if any of the provisions in the Amended and Restated Notes conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall control and govern.

14.         Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

15.         Governing Law.  WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN PARENT, BORROWER AND THE PURCHASER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.         Loan Extension Agreement.  It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the original Loan of $2 million and that this Agreement shall not act as a novation of such Loan.

[NO REMAINING TEXT ON PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/
Name: Oli Valur Steindorsson
Title: President and Chief Executive Officer

Address:
1230 Columbia Street, Suite 1100
San Diego, California 92101

PURCHASERS:

/s/
Alan Fournier

Address:
11 Spring Hollow Road,
Far Hills, New Jersey 07931

/s/
Ray Garea

Address:
31 Claremont Avenue
Maplewood, NJ 07040

Acknowledged and accepted this
30 day of June, 2011.

ATLANTIS GROUP HF

By:	/s/
Name:
Title:

Acknowledged and accepted this
30 day of June, 2011.

BAJA AQUA-FARMS S.A. DE C.V

By:	/s/
Name:
Title:

Acknowledged and accepted this
30 day of June, 2011.

AURORA INVESTMENTS EHF

By:	/s/
Name:
Title:

Exhibit A

Amended and Restated Note

See Attached

Execution Copy

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THIS AMENDED AND RESTATED SENIOR SECURED BRIDGE NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  THE BORROWER, OR BORROWER’S REPRESENTATIVE, OLI VALUR STEINDORSSON, LOCATED AT 1230 COLUMBIA STREET, SUITE 1100, SAN DIEGO, CA 92101, WILL PROMPTLY MAKE AVAILABLE TO THE PURCHASER, UPON REQUEST, THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE.

UMAMI SUSTAINABLE SEAFOOD INC.

AMENDED AND RESTATED SENIOR SECURED BRIDGE NOTE

(Originally issued on June 3, 2011, in the amount of $1,000,000.00)

$2,812,160.00	New York, New York June 30, 2011

FOR VALUE RECEIVED, the undersigned, Umami Sustainable Seafood Inc., a Nevada corporation, with an office located at 405 Lexington Avenue, 26th Floor, Suite 2640, New York, NY 10174, (“Borrower”), hereby unconditionally promises to pay to ______________ (“Purchaser”), on the Maturity Date (as defined in Section 4 hereof) to the order of Purchaser, at the office of Purchaser located at ____________, or such other address designated by Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Million Eight Hundred Twelve Thousand One Hundred Sixty Dollars and 00/100 ($2,812,160.00).  Borrower acknowledges and agrees that this Note is intended to be an original discount note, and therefore the aggregate cash payments received by Borrower and its subsidiaries from the Purchasers (as defined in the Purchase Agreement) will total only $5,000,000, notwithstanding that the aggregate original principal amount of the Notes (as defined below) total $5,624,320.00.  All words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below) or in the Loan Extension and Additional Funding Agreement (as defined below), to the extent the same are used or defined therein.

1.           LOAN EXTENSION AND ADDITIONAL FUNDING AGREEMENT; PURCHASE AGREEMENT.  This Amended and Restated Senior Secured Bridge Note (the “Note”) hereby amends and restates that certain Note originally purchased by the Purchaser under that certain Note Purchase Agreement, dated as of June 3, 2011, between Borrower and Purchasers (as may be amended from time to time, the “Original Note” and the “Purchase Agreement”, respectively).  This Note is issued in connection with that certain Loan Extension and Additional Funding Agreement by and between the Borrower and the Purchasers, dated as of June 30, 2011 (the “Loan Extension and Additional Funding Agreement”).   The Purchaser is entitled to the benefits and subject to certain obligations under the Purchase Agreement and the Loan Extension and Additional Funding Agreement, and may enforce the agreements of the Borrower contained therein and exercise the remedies provided thereby.

2.           HEADINGS, DEFINITIONS, ETC.  The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Whenever used, the singular number shall include the plural, the plural the singular, and the words “Purchaser” and “Borrower” shall include, respectively, their respective successors and assigns; provided, however, that the Borrower shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note.

3.           SECURITY.  The obligations of Borrower hereunder are secured by (a) pledges of (i) 6.00 million shares in the aggregate for the two Notes of the issued and outstanding shares of capital stock of the Borrower that are presently owned by Atlantis Group HF, an Icelandic company (“Atlantis”) and (ii) a portion (determined in accordance with the terms of the Purchase Agreement) of the inventory of Baja Aqua-Farms S.A. de C.V., a Mexican company (“Baja”), whether presently owned or hereinafter acquired, and any proceeds arising in connection with the sale or disposition of such inventory.

4.           MATURITY.  This Note shall mature on September 30, 2011, unless such date shall be otherwise extended in writing by a Purchaser in its sole discretion (such date, the “Maturity Date”).  On the Maturity Date, all outstanding principal and any accrued and unpaid fees due and owing under this Note, shall be immediately paid by Borrower.

5.           DEFAULT RATE; PAYMENT.

(a)          If all of the principal amount of this Note and the fees payable thereon shall not be repaid when due whether on the applicable repayment date, by acceleration or otherwise, the Company shall immediately pay to Purchaser an amount equal to five percent (5%) of the principal amount outstanding under this Note as of the date that such obligations under this Note become due and payable.

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(b)          Notwithstanding anything hereunder, if by the close of business on July 11, 2011, for any reason whatsoever, the Borrower fails to deliver the Amendment to the Baja Subsidiary Security Agreement to the Purchasers consistent with the terms set forth in Section 5 of the Loan Extension and Additional Funding Agreement, including without limitation, delivery of evidence, reasonably satisfactory to the Purchaser, that the additional amount of Baja Inventory being added as part of the Covered Collateral is not less than 225 metric tons, then, the Company shall immediately pay to Purchasers a fee equal to 1% of the Amended Principal Amount of the Notes.  For the avoidance of doubt, the failure to satisfy such obligations prior to July 11, 2011 shall not cause an Event of Default hereunder unless such failure is continuing on July 18, 2011 pursuant to Section 9(e) hereof.

(c)          All payments to be made by Borrower hereunder shall be made, without setoff or counterclaim, in lawful money of the United States by check or wire transfer in immediately available funds.

6.           VOLUNTARY AND MANDATORY PREPAYMENT; PAYMENT RIGHTS UPON MERGER, CONSOLIDATION, ETC.;

(a)          The Borrower shall have the right to prepay the principal amount of this Note at any time upon one (1) days prior written notice to Purchaser.

(b)          If, at any time, prior to the Maturity Date, Borrower proposes to consolidate or effect any other corporate reorganization with, or merge into, another corporation or entity that previously did not hold, directly or indirectly, more than twenty percent (20%) of Borrower’s Common Stock, whereby  such corporation or entity immediately subsequent to such consolidation, merger or reorganization will own capital stock of Borrower or entity surviving such merger, consolidation or reorganization representing more than fifty (50%) percent of the combined voting power of the outstanding securities of Borrower or such entity immediately after such consolidation, merger or reorganization, or has the right to elect nominees to a represent a majority of Borrower’s Board of Directors (a “Change of Control Event”), then Borrower shall provide Purchaser with at least ten (10) days’ prior written notice of any such proposed action, and Purchaser will, at its option, have the right to demand immediate payment of all amounts due and owing under this Note (including all accrued and unpaid fees) in cash or in Borrower’s Common Stock valued at the closing price of Borrower’s Common Stock on the date of the mailing of such written notice.  Purchaser will give Borrower written notice of such demand within five (5) days after receiving notice of the Change of Control Event.  All amounts due and owing hereunder shall be paid by Borrower to Purchaser within five (5) days from the date of such written notice via federal funds wire transfer(s) of immediately available funds, or in the case of the issuance of Borrower’s Common Stock in lieu of cash, the issuance shall take place prior to the consummation of the Change of Control Event, in accordance with written instructions provided to Borrower by Purchaser.

7.           ASSURANCES WITH RESPECT OF PURCHASER RIGHTS.  Borrower shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower and shall at all times in good faith assist in the carrying out of all the provisions of this Note and in taking of all such actions as may be necessary or appropriate in order to protect the rights of Purchaser against impairment.

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8.           SENIOR INDEBTEDNESS.  Subject to Section 16, this Note shall be senior to all other Indebtedness of the Borrower, provided, that this Note shall be pari passu in right of payment with the UTA Notes.

9.           EVENTS OF DEFAULT.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)          Borrower shall fail to pay any amount payable under this Note or any other Transaction Document within three (3) business days after such payment becomes due in accordance with the terms hereof;

(b)          Borrower or any Subsidiary shall fail to pay when due, and it shall continue unremedied for a period of ten (10) calendar days, whether upon acceleration, prepayment obligation or otherwise, any indebtedness and/or other sums payable by Borrower or any Subsidiary (other than indebtedness owed to Purchaser under this Note and the other Transaction Documents); provided that, it shall not constitute an Event of Default pursuant to this subsection (b) unless the aggregate amount of all such indebtedness referred to above exceeds $250,000 at any one time;

(c)          dissolution, termination of existence, suspension (unless fully covered by business interruption insurance) or discontinuance of business (other than as a result of a consolidation of one or more of Borrower’s subsidiaries with Borrower or another subsidiary) or ceasing to operate as going concern of Borrower or any Subsidiary;

(d)          any material representation or warranty made by Borrower herein, in the Purchase Agreement or in any other agreement, certificate or instrument contemplated by this Note or the Purchase Agreement or that is contained in any certificate, document or financial or other statement furnished by Borrower at any time under or in connection with this Note or the Purchase Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

(e)          the failure by the Borrower, for any reason whatsoever, to deliver to the Purchaser, by the close of business on July 18, 2011, the Amendment to the Baja Subsidiary Security Agreement consistent with the terms set forth in Section 3.2 of the Purchase Agreement and in Section 5 of the Loan Extension and Additional Funding Agreement, including, without limitation, delivery of evidence reasonably satisfactory to the Purchaser that the additional amount of Baja Inventory being added as part of the Covered Collateral is not less than 225 metric tons;

(f)          any portion of the Collateral is subjected to a levy of execution, attachment or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of forty-five (45) days after the occurrence thereof;

(g)          Borrower shall default, in any material respect, in the observance or performance of any obligation or agreement contained in this Note, Sections 6.2, 9 and 11 of the Purchase Agreement, the Baja Subsidiary Security Agreement, or any other agreement or instrument contemplated by the Transaction Documents, and such default shall continue unremedied for a period of ten (10) days after written notice to Borrower of such default; or

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(h)          (i) Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; or (iii) there shall be commenced against Borrower or any Subsidiary any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or (iv) Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (1) if such event is an Event of Default specified in subsection (h) above of this Section 9 with respect to Borrower, automatically this Note (with all accrued and unpaid fees thereon) and all other amounts owing under this Note shall immediately become due and payable, and (2) if such event is any other Event of Default, Purchasers constituting the Required Majority may, by written notice to Borrower, declare the Notes (with all accrued and unpaid fees thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided in this Section 9, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.

10.           ENFORCEABILITY.  The Borrower acknowledges that this Note and Borrower’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Borrower under this Note or the obligations of any other Person relating to this Note.  The Transaction Documents set forth the entire agreement and understanding of Purchaser and Borrower, and Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Borrower hereunder, or the obligations of any other Person relating hereto or thereto or to the obligations of Borrower hereunder or otherwise in any action or proceeding brought by Purchaser to collect on the Note, or any portion thereof (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Purchaser in any separate action or proceeding).  The Borrower acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to the Transaction Documents or with respect to the obligations of Borrower thereunder, except those specifically set forth in the Transaction Documents.  Borrower agrees to pay all costs and expenses of Purchaser related to Purchaser’s enforcement of the obligations of Borrower hereunder and the collection of all sums payable hereunder, including but not limited to reasonable attorneys’ fees and expenses, irrespective of whether litigation is commenced.  Any such amounts shall be payable on demand, with interest at a monthly interest rate of five percent (5%).

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11.           WAIVER.  Borrower waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of any Transaction Document now or hereafter required by applicable law, and consents to any or all delays, extensions of time, renewals or releases with respect to any Transaction Document, and of any available security therefor, and agrees that no failure or delay on the part of Purchaser, in the exercise of any power, right or remedy under this Note shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Purchaser, to take further action without further notice or demand as provided in any of the Transaction Documents.

12.           AMENDMENTS.  This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by Borrower and the Purchaser or, to the extent that the provision sought to be amended is one that requires the approval of the Required Majority, then by an agreement in writing signed by Borrower and the Purchasers constituting the Required Majority.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon Borrower, Purchaser and each transferee of this Note.

13.           USURIOUS INTEREST RATE.  Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Note or, if it exceeds such unpaid principal, shall be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Purchaser exceeds the Maximum Rate, Borrower may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

14.           NOTICES.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and in all cases addressed to the party to be notified at such party’s address as set forth above or as subsequently modified by written notice.

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15.           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  This Note and all acts and transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any federal or state court located in the State of New York and consents that all service of process be sent by nationally recognized overnight courier service directed to Borrower at Borrower’s address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Purchaser and Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.  THE BORROWER AND THE PURCHASER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PURCHASER RELATING TO ENFORCEMENT OF THIS NOTE.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION RELATING TO ENFORCEMENT OF THIS NOTE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PURCHASER TO MAKE FUNDS AVAILABLE TO THE BORROWER AND TO ACCEPT THIS NOTE.

16.           PARI PASSU NOTES.  Purchaser acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all fees due hereunder shall be pari passu in right of payment and in all other respects with the other Notes.  In the event Purchaser receives payments in excess of its pro rata share of the Borrower’s payments to the holders of all of the Notes, then Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower has duly executed this Senior Secured Bridge Note as of the date first written above.

BORROWER:

UMAMI SUSTAINABLE SEAFOOD INC.

By:
Name: Oli Valur Steindorsson
Title: President and Chief Executive Officer

Address:
1230 Columbia Street, Suite 1100
San Diego, CA 92101

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Exhibit B

Amendment to the Baja Subsidiary Security Agreement

See Attached